                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              CARTER-WALLACE, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              CARTER-WALLACE, INC.
             1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 16, 1996

                            ------------------------

     The Annual Meeting of Stockholders of Carter-Wallace, Inc. will be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware 19801, on Tuesday, July 16, 1996, at 1:00 P.M., Eastern Daylight time, for the following purposes:

          1. To elect directors.

          2. To consider and take action upon the ratification of the appointment by the Board of Directors of KPMG Peat Marwick LLP as independent auditors for the Company for the current fiscal year.

          3. To consider and take action upon a proposal made by a stockholder relating to certain attributes of individuals to be directors of the Company.

          4. To consider and take action upon a proposal made by a stockholder relating to commissioning an independent study of ways to increase shareholder value.

          5. To consider and take action upon a proposal made by a stockholder relating to considering ways to enhance the value of the Company.

          6. To consider and take action upon a proposal made by a stockholder to require the Company to disclose all political contributions made by the Company.

          7. To transact any other business which may properly come before the meeting.

     Only holders of record of Common Stock and Class B Common Stock at the close of business on June 3, 1996 will be entitled to vote at the meeting.

     To assure your representation at the meeting, please date, sign and mail promptly the accompanying proxy, for which a postpaid return envelope is provided. Please return the proxy in a timely fashion to save the Company the expense of an additional mailing of the proxy materials.

                                                       RALPH LEVINE
                                                          Secretary
New York, New York
June 14, 1996

                              CARTER-WALLACE, INC.
             1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105
                               ------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 16, 1996
                               ------------------
                                PROXY STATEMENT
                               ------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Carter-Wallace, Inc. (the "Company") of proxies for use at the Company's 1996 Annual Meeting of Stockholders (the "Meeting") to be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware 19801, on Tuesday, July 16, 1996 at 1:00 P.M., Eastern Daylight Time and at any adjournment or adjournments thereof. The date of mailing of this Proxy Statement and the accompanying proxy is on or about June 18, 1996.

     At the Meeting, all shares represented by a properly executed proxy in the accompanying form (which has not been revoked) will be voted, and, where instructions are specified, will be voted in accordance with such specifications. Where instructions are not specified, the shares represented by such proxy will be voted (a) FOR the election of each of the nominees for director named in this Proxy Statement, (b) FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company,
(c) AGAINST the stockholder proposals relating to certain attributes of individuals to be directors of the Company, (d) AGAINST the stockholder proposal relating to commissioning an independent study of ways to increase shareholder value, (e) AGAINST the stockholder proposal relating to considering ways to enhance the value of the Company and (f) AGAINST the stockholder proposal to require the Company to disclose all political contributions made by the Company. If any nominee for election as a director should be unable to serve, which is not presently anticipated, proxies will be voted for a nominee designated by the Board of Directors. In addition, proxies will be voted in the discretion of the proxy holders with respect to such other business as may properly come before the Meeting.

     Any proxy may be revoked by a stockholder by a written communication to the Secretary of the Company delivered prior to or at the Meeting, to the extent the proxy has not theretofore been voted. Sending in a signed proxy will not affect a stockholder's right to attend the Meeting and to vote in person.

                                 VOTING RIGHTS

     On each matter submitted to a vote at the Meeting, (i) each holder of Common Stock, par value $1.00 per share, of the Company ("Common Stock") is entitled to one (1) vote for each such share registered in his name at the close of business on June 3, 1996, the record date stated in the Notice of Annual Meeting of Stockholders (the "Record Date"), and (ii) each holder of Class B Common Stock, par value $1.00 per share, of the Company ("Class B Common Stock") is entitled to ten (10) votes for each such share registered in his name at the close of business on the Record Date. As of the Record Date, the Company had 33,955,894 shares of Common Stock outstanding and entitled to vote and 12,435,463 shares of Class B Common Stock outstanding and entitled to vote. On all actions to be taken at the Meeting, holders of Common Stock and holders of Class B Common Stock vote together as a single class. On the Record Date, officers and directors of the Company and members of their immediate families beneficially owned an aggregate of 11,941,398 shares of Common Stock, representing 35.17% of the outstanding shares of Common Stock and an aggregate of 11,802,135 shares of Class B Common Stock, representing 94.91% of the outstanding shares of Class B Common Stock; such holdings represent 82.09%, in the aggregate, of the voting power of shares entitled to vote at the Meeting. See "PRINCIPAL STOCKHOLDERS."

                             PRINCIPAL STOCKHOLDERS

     As used in this Proxy Statement, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (that is, the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this Proxy Statement, a person is deemed as of any date to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date through the exercise of an option or similar right or otherwise and of any security held in the name of such person's spouse or minor children.

     As of the Record Date, the only persons known to the Company who beneficially owned more than 5% of either the outstanding shares of Common Stock or the outstanding shares of Class B Common Stock were State of Wisconsin Investment Board, P.O. Box 7842, Madison, Wisconsin 53707, Mario J. Gabelli, One Corporate Center, Rye, New York 10580-1434, and The CPI Development Corporation, 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810 ("CPI") and its directors and stockholders. CPI is a personal holding company, the assets of which consist of 11,754,000 shares of Common Stock, which represent 34.62% of the outstanding shares of Common Stock, and 11,754,000 shares of Class B Common Stock, which represent 94.52% of the outstanding shares of Class B Common Stock. The directors of CPI are Henry H. Hoyt, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, Richard L. Cruess, M.D., Director of the Company and Suzanne H. Garcia. Henry H. Hoyt, Jr., Richard
L. Cruess and Suzanne H. Garcia are the beneficial owners of substantially all the outstanding voting securities of CPI. Certain information as to such stockholders and the number of shares of Common Stock and of Class B Common Stock beneficially owned by all officers and directors of the Company as a group as of the Record Date is set forth on the following page.

                                                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                            ----------------------------------------------------
                                                            PERCENT       CLASS B      PERCENT
                                               COMMON          OF         COMMON          OF
              NAME AND ADDRESS                  STOCK       CLASS(1)       STOCK       CLASS(1)
 ------------------------------------------ -------------  ----------  -------------  ----------
 THE CPI DEVELOPMENT
 CORPORATION                                 11,754,000      34.62%     11,754,000      94.52%
 229 South State Street
 Dover, Delaware 19901(2)
 HENRY H. HOYT, JR.                          11,886,509      35.01%     11,785,560      94.77%
 1345 Avenue of the Americas                       (3)(5)                     (3)(5)
 New York, New York 10105(2)
 RICHARD L. CRUESS, M.D.                     11,763,300      34.64%     11,763,300      94.59%
 526 Mount Pleasant Avenue                         (3)(8)                     (3)(8)
 Montreal, H3A 1A3 Quebec, Canada(2)
 SUZANNE H. GARCIA                           11,776,500      34.68%     11,776,500      94.70%
 P.O. Box 5040                                     (3)(5)                     (3)(5)
 Santa Fe, New Mexico 87502(2)
 MARIO J. GABELLI                             1,814,700(4)    5.34%             --          --
 One Corporate Center
 Rye, New York 10580-1434(2)
 STATE OF WISCONSIN
 INVESTMENT BOARD                             3,116,300       9.18%             --          --
 P.O. Box 7842
 Madison, Wisconsin 53707(2)
 All officers and directors of the Company
   as a                                      11,941,398      35.17%     11,802,135(7)   94.91%
 group (21 persons)                             (2)(6)(7)

- ---------------
     (1) Computed on the basis of 33,955,894 shares of Common Stock and 12,435,463 shares of Class B Common Stock, as the case may be, outstanding on the Record Date.

     (2) Based solely on a review of the reports of ownership and changes in their ownership filed with the Securities and Exchange Commission and the New York Stock Exchange and representations furnished to the Company during the last fiscal year by officers, directors and more than 5% beneficial owners of a registered class of the Company's equity securities, the Company believes that each of these persons is in compliance with all applicable filing requirements.

     (3) Includes the number of shares of Common Stock and of Class B Common Stock, as the case may be, owned of record by CPI and as to which Henry H. Hoyt, Jr., Richard L. Cruess and Suzanne H. Garcia are deemed beneficial owners by virtue of their relationships with CPI. Henry H. Hoyt, Jr., Richard L. Cruess and Suzanne H. Garcia disclaim beneficial ownership of such shares.

     (4) The shares are beneficially owned by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as Chief Investment Officer.

     (5) Includes an additional 132,509 and 22,500 shares of Common Stock and 31,560 and 22,500 shares of Class B Common Stock which are beneficially owned by Henry H. Hoyt, Jr. and Suzanne H. Garcia, respectively. In no case do these additional shares constitute more than 1/2 of 1% of the shares of Common Stock or Class B Common Stock, as the case may be, outstanding and they do not change the approximate percentage of ownership reflected in the table. Henry H. Hoyt, Jr. disclaims beneficial ownership of 9,000 of these additional shares of Common Stock and 9,000 of these additional shares of Class B Common Stock that are held in a testamentary trust of which he is a trustee and a beneficiary. Suzanne H. Garcia disclaims beneficial ownership of 9,000 of these additional shares of Common Stock and 9,000 of these additional shares of Class B Common Stock that are held in a testamentary trust of which she is a trustee and a beneficiary.

     (6) Does not include 360,755 shares of Common Stock awarded to certain officers that will vest at a future date pursuant to the Company's Restricted Stock Award Plan and 1996 Long-Term Incentive Plan ("LTIP").

     (7) Includes an additional 132,509 shares of Common Stock and 31,560 shares of Class B Common Stock which are beneficially owned by Henry H. Hoyt, Jr. In no case do these additional shares constitute more than 1/2 of 1% of the shares of Common Stock or Class B Common Stock, as the case may be, outstanding and they do not change the approximate percentage of ownership reflected in the table. Henry H. Hoyt, Jr. disclaims beneficial ownership of 9,000 of these additional shares of Common Stock and 9,000 of these additional shares of Class B Common Stock that are held in a testamentary trust of which he is a trustee and a beneficiary.

     (8) Includes 9,000 shares of Common Stock and 9,000 shares of Class B Common Stock, as the case may be, held in trust under the will of Kate Good Orcutt; Richard L. Cruess is a trustee of the trust.

                             ELECTION OF DIRECTORS

     Eight directors will be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected. Shares represented by proxies solicited by the Board of Directors will, unless otherwise specified thereon, be voted for the election of the nominees named below, each of whom is presently a director. All nominees for director were elected at the last annual meeting of stockholders.

                                                          COMMON STOCK              CLASS B COMMON STOCK
                                                    -------------------------     -------------------------
                                                    SHARES OWNED                  SHARES OWNED
                                                    BENEFICIALLY                  BENEFICIALLY
       NAME, AGE, PRINCIPAL          SERVED AS         ON THE        PERCENT         ON THE        PERCENT
       OCCUPATION AND OTHER          A DIRECTOR        RECORD           OF           RECORD           OF
            INFORMATION                SINCE            DATE         CLASS(1)         DATE         CLASS(1)
- -----------------------------------  ----------     ------------     --------     ------------     --------
DANIEL J. BLACK; 64;
   President and Chief Operating
   Officer of the Company since
   prior to June 1991(2)(3)........     1975              2,775(10)      (9)            2,775          .02%
DAVID M. BALDWIN; 67;
   Chairman of the Board, David M.
   Baldwin Realty Co., Inc. since
   February 28, 1994; President,
   Helmsley-Noyes Company, Inc.
   since prior to June 1991(4).....     1990              3,000          (9)               --           --
RICHARD L. CRUESS, M.D.; 66;
   Professor of Surgery, Center for
   Medical Education, McGill
   University, Montreal, Quebec,
   Canada since June 1995; Dean,
   Faculty of Medicine, McGill
   University, Montreal, Quebec,
   Canada from prior to June 1991
   to May 1995; Professor of
   Surgery and Chairman of the
   Division of Orthopedic Surgery,
   McGill University, Montreal,
   Quebec, Canada since prior to
   June 1991; Orthopedic
   Surgeon-in-Charge, Royal
   Victoria Hospital, Montreal,
   Quebec, Canada since prior to
   June 1991.......................     1977         11,763,300        34.64%      11,763,300        94.59%
                                                       (7)(8)                        (7)(8)
HENRY H. HOYT, JR.; 68;
   Chairman of the Board of
   Directors and Chief Executive
   Officer of the Company since
   prior to June 1991(2)...........     1955         11,886,509        35.01%      11,785,560        94.77%
                                                     (7)(8)(10)                      (7)(8)
SCOTT C. HOYT; 43;
   Vice President, New Products,
   Carter Products Division ("CPD")
   since August 1993; Vice
   President, Personal Products
   Marketing, CPD since June
   1991(5).........................     1988                324          (9)               --           --
RALPH LEVINE; 60;
   Vice President, Secretary and
   General Counsel since prior to
   June 1991(2)....................     1990              3,000(10)      (9)               --           --

                                                          COMMON STOCK              CLASS B COMMON STOCK
                                                    -------------------------     -------------------------
                                                    SHARES OWNED                  SHARES OWNED
                                                    BENEFICIALLY                  BENEFICIALLY
       NAME, AGE, PRINCIPAL          SERVED AS         ON THE        PERCENT         ON THE        PERCENT
       OCCUPATION AND OTHER          A DIRECTOR        RECORD           OF           RECORD           OF
            INFORMATION                SINCE            DATE         CLASS(1)         DATE         CLASS(1)
- -----------------------------------  ----------     ------------     --------     ------------     --------
HERBERT M. RINALDI; 67;
   Partner in the firm of Carella,
   Byrne, Bain, Gilfillan, Cecchi,
   Stewart & Olstein (attorneys)
   since prior to June 1991(6).....     1977              9,000          .03%              --           --
PAUL A. VETERI; 54;
   Vice President, Finance and
   Chief Financial Officer since
   prior to June 1991(2)...........     1990              5,100(10)      .02%              --           --

- ---------------

     (1) Computed on the basis of 33,955,894 shares of Common Stock and 12,435,463 shares of Class B Common Stock, as the case may be, outstanding on the Record Date, unless otherwise noted.

     (2) Member of the Executive Committee.

     (3) Mr. Black has advised the Company that he plans to retire effective as of March 31, 1997. Mr. Black intends to continue if elected, as a member of the Board of Directors. The Company and Mr. Black also intend to enter into a consultant agreement for a period of time and upon terms to be agreed upon by Mr. Black and the Company prior to the effective date of his retirement.

     (4) David M. Baldwin earned a fee of $615,028 for real estate brokerage services he provided to the Company in connection with the Company's sublease of two floors of the Company's premises located at 1345 Avenue of the Americas, New York, New York 10105 for a term expiring on April 29, 2011. One-half of the fee was paid in December 1995 and the balance of $307,514 is due in December 1996.

     (5) Scott C. Hoyt is the nephew of Henry H. Hoyt, Jr. There are no other family relationships among the directors and officers of the Company.

     (6) The firm Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein has performed legal services for the Company in the last fiscal year.

     (7) Includes 11,754,000 shares of Common Stock and 11,754,000 shares of Class B Common Stock, as the case may be, owned of record by CPI. For information with respect to the relationship of Messrs. Henry H. Hoyt, Jr. and Richard L. Cruess to CPI, see "PRINCIPAL STOCKHOLDERS." Henry H. Hoyt, Jr. and Richard L. Cruess disclaim that they are beneficial owners of the shares of Common Stock and of Class B Common Stock owned by CPI.

     (8) Includes 9,000 shares of Common Stock and 9,000 shares of Class B Common Stock, as the case may be, held in trust under the will of Kate Good Orcutt; Henry H. Hoyt, Jr. is a trustee and a beneficiary of the trust; Richard
L. Cruess is a trustee of the trust.

     (9) Less than .01%.

     (10) This does not include 57,240 shares of Common Stock awarded to Henry
H. Hoyt, Jr., 57,240 shares awarded to Daniel J. Black, 29,820 shares awarded to Ralph Levine and 29,820 shares awarded to Paul A. Veteri under the Company's LTIP which are subject to forfeiture under certain conditions.

     Directors will be elected by the affirmative vote of a majority of the shares entitled to vote in the election. Abstentions and broker non-votes will have the same effect as negative votes in the election.

                       BOARD OF DIRECTORS AND COMMITTEES

     In the fiscal year ended March 31, 1996, the Board of Directors held 11 meetings. The Board of Directors has appointed an Audit Committee, an Executive Committee, a Nominating Committee and a Compensation Committee.

     The Audit Committee, composed of Herbert M. Rinaldi, Chairman, Richard L. Cruess, M.D. (until January 19, 1996) and David M. Baldwin, held 4 meetings in the fiscal year ended March 31, 1996. The Audit Committee meets with the Company's independent auditors, the Company's internal audit personnel and other corporate officers on matters relating to corporate financial reporting and accounting procedures and policies, the adequacy of the Company's financial, accounting and operational controls and the scope of the audits of both the independent and internal auditors, and reviews and reports to the Board of Directors the results of such audits and its recommendations relating to the appointment of independent auditors, financial reporting and accounting practices and policies.

     The Nominating Committee, composed of David M. Baldwin, Chairman, Richard
L. Cruess, M.D. and Herbert M. Rinaldi, met once in the fiscal year ended March 31, 1996. The Nominating Committee identifies and recommends candidates for election to the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Such nominations for directors to be elected at the 1997 Annual Meeting of Stockholders should be furnished in writing to the Secretary of the Company by February 17, 1997 and should indicate the nominee's name, age and business experience.

     The Compensation Committee, composed of Richard L. Cruess, M.D., Chairman, Herbert M. Rinaldi and David M. Baldwin, met once in the fiscal year ended March 31, 1996. The Compensation Committee is empowered to make recommendations to the Board with respect to base cash compensation for the two senior officers of the Company.

     All of the Company's directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The Summary Compensation Table shows certain information for the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities during the fiscal years ended March 31, 1996, 1995 and 1994. The information includes the dollar value of base salaries, bonus awards and long-term incentive plan awards and payouts and certain other compensation, if any, whether paid or deferred.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                             COMPENSATION
                                                                            -----------------------------------------------
                                                                                        AWARDS
                                                                            ------------------------------
                                       ANNUAL COMPENSATION                                      SECURITIES         ALL
                           --------------------------------------------                         UNDERLYING        OTHER
         NAME AND          FISCAL                                             RESTRICTED         OPTIONS       COMPENSATION
    PRINCIPAL POSITION      YEAR      SALARY      BONUS        OTHER        STOCK AWARDS(2)     (# SHARES)         (1)
- -------------------------- ------   ----------   --------   -----------     ---------------     ----------     ------------
Henry H. Hoyt, Jr.........  1996    $1,056,300   $594,100    $  78,504(3)      $ 787,050          228,960        $ 41,613
Chairman of the Board,      1995       978,000    550,200       80,662               -0-              -0-          40,752
  Chief Executive           1994       889,100    666,800       79,766               -0-              -0-          36,823
  Officer and Director
Daniel J. Black...........  1996    $1,056,300   $594,100    $ 110,412(3)      $ 787,050          228,960        $ 39,966
President, Chief Operating  1995       978,000    550,200      109,387               -0-              -0-          36,105
  Officer and Director      1994       889,100    666,800      111,008               -0-              -0-          32,176
Ralph Levine..............  1996    $  493,900   $288,800    $  85,671(3)      $ 410,025          119,280        $ 21,716
Vice President, Secretary,  1995       448,800    249,500       67,129               -0-              -0-          20,814
  General Counsel and       1994       410,000    308,000       58,596               -0-              -0-          20,038
  Director
Paul A. Veteri............  1996    $  493,900   $288,800    $  55,738(3)      $ 410,025          119,280        $ 17,264
Vice President, Finance,    1995       448,800    249,500       61,064               -0-              -0-          16,362
  Chief Financial Officer   1994       410,000    308,000       62,953               -0-              -0-          15,586
  and Director
Herbert Sosman............  1996    $  463,600   $243,400    $  66,293(3)      $ 254,315           75,440        $ 24,053
Vice President              1995       437,400    229,700       71,931               -0-              -0-          23,894
  Pharmaceuticals           1994       405,000    283,500       67,962               -0-              -0-          22,881

- ---------------
     (1) Includes Company contributions vested pursuant to the Supplemental Retirement and Savings Plan and the Executive Savings Plan and Company paid premiums in connection with supplemental death benefit agreements with each executive officer. The vested contributions to the Supplemental Retirement and Savings Plan and the Executive Pension Benefits Plan for each executive officer for the fiscal year ended March 31, 1996 are as follows: Henry H. Hoyt, Jr.- $21,126; Daniel J. Black-$21,126; Ralph Levine-$9,878; Paul A. Veteri-$9,878;
and Herbert Sosman-$9,272. The premiums paid with respect to the supplemental death benefit agreement for each executive officer for the fiscal year ended March 31, 1996 are as follows: Henry H. Hoyt, Jr.-$20,487; Daniel J. Black-$15,840; Ralph Levine-$11,838; Paul A. Veteri-$7,386; and Herbert Sosman-$14,781.

     (2) On March 31, 1996, Messrs. Hoyt and Black each held 57,240 shares of stock awarded under the LTIP, the market value of which was $944,460 on March 31, 1996. On March 31, 1996, Messrs. Levine and Veteri each held 29,820 shares of LTIP stock the market value of which was, $492,030 on March 31, 1996. On March 31, 1996, Mr. Sosman held 18,860 shares of LTIP stock, the market value of which was $311,190 on March 31, 1996.

     Dividends accumulated since the date of grant are paid to the recipient of the award at vesting.

     (3) Included in this amount is $21,293, $42,207, $37,998, $22,160 and
$25,421 for Henry H. Hoyt, Jr., Daniel J. Black, Ralph Levine, Paul A. Veteri and Herbert Sosman, respectively, related to withholding taxes paid by the Company on the employee's behalf.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS
                         ------------------------------------------------
                         NUMBER OF                                                 POTENTIAL REALIZABLE VALUE AT
                         SECURITIES   % OF TOTAL                                ASSUMED ANNUAL RATES OF STOCK PRICE
                         UNDERLYING    OPTIONS                                    APPRECIATION FOR OPTION TERM(3)
                          OPTIONS     GRANTED TO   EXERCISE                 -------------------------------------------
                          GRANTED     EMPLOYEES    PRICE(1)    EXPIRATION   AT 0% ANNUAL   AT 5% ANNUAL   AT 10% ANNUAL
         NAME            (# SHARES)    IN 1996     ($/SHARE)    DATE(2)     GROWTH RATE    GROWTH RATE     GROWTH RATE
- -----------------------  ----------   ----------   ---------   ----------   ------------   ------------   -------------
Henry H. Hoyt, Jr......    228,960       21.72%     $ 13.75       2/1/06         -0-        $1,980,504     $ 5,016,514
Chairman of the Board,
  Chief Executive
  Officer
  and Director
Daniel J. Black........    228,960       21.72%     $ 13.75       2/1/06         -0-        $1,980,504     $ 5,016,514
President, Chief
  Operating Officer and
  Director
Ralph Levine...........    119,280       11.32%     $ 13.75       2/1/06         -0-        $1,031,772     $ 2,613,425
Vice President,
  Secretary, General
  Counsel and Director
Paul A. Veteri.........    119,280       11.32%     $ 13.75       2/1/06         -0-        $1,031,772     $ 2,613,425
Vice President,
  Finance,
  Chief Financial
Officer
  and Director
Herbert Sosman.........     75,440        7.16%     $ 13.75       2/1/06         -0-        $  652,556     $ 1,652,890
Vice President
  Pharmaceuticals

- ---------------
     (1) Market price of the stock on the date of grant.

     (2) These options will become exercisable at the rate of 25% of the total award commencing on the first anniversary of the date of the grant.

     (3) The dollar amounts under these columns are the results of calculations at 0%; and at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission for illustrative purposes and, therefore, are not intended to forecast future financial performance or possible future appreciation, if any, in the price of Common Stocks. Stockholders are, therefore, cautioned against drawing any conclusion from the appreciation data shown. Optionees will only realize value from this grant if the price of Common Stock appreciates, which would benefit all stockholders commensurably. The Company did not use an alternative formula for grant valuation as it is not aware of any formula which will determine, with reasonable accuracy, a present value based on future unknown or volatile factors.

                               PENSION PLAN TABLE

  COVERED      15 YEARS     20 YEARS     25 YEARS      30 YEARS       35 YEARS
COMPENSATION   SERVICE      SERVICE      SERVICE       SERVICE        SERVICE
- -----------    --------     --------     --------     ----------     ----------
 $  300,000    $ 85,522     $114,029     $142,536     $  172,536     $  202,536
 $  400,000    $115,522     $154,029     $192,536     $  232,536     $  272,536
 $  500,000    $145,522     $194,029     $242,536     $  292,536     $  342,536
 $  600,000    $175,522     $234,029     $292,536     $  352,536     $  412,536
 $  700,000    $205,522     $274,029     $342,536     $  412,536     $  482,536
 $  800,000    $235,522     $314,029     $392,536     $  472,536     $  552,536
 $  900,000    $265,522     $354,029     $442,536     $  532,536     $  622,536
 $1,000,000    $295,522     $394,029     $492,536     $  592,536     $  692,536
 $1,100,000    $325,522     $434,029     $542,536     $  652,536     $  762,536
 $1,200,000    $355,522     $474,029     $592,536     $  712,536     $  832,536
 $1,300,000    $385,522     $514,029     $642,536     $  772,536     $  902,536
 $1,400,000    $415,522     $554,029     $692,536     $  832,536     $  972,536
 $1,500,000    $445,522     $594,029     $742,536     $  892,536     $1,042,536
 $1,600,000    $475,522     $634,029     $792,536     $  952,536     $1,112,536
 $1,700,000    $505,522     $674,029     $842,536     $1,012,536     $1,182,536
 $1,800,000    $535,522     $714,029     $892,536     $1,072,536     $1,252,536
 $1,900,000    $565,522     $754,029     $942,536     $1,132,536     $1,322,536
 $2,000,000    $595,522     $794,029     $992,536     $1,192,536     $1,392,536

     The Employees' Retirement Plan of Carter-Wallace, Inc. (the "Retirement Plan") is a noncontributory defined benefit plan. The Retirement Plan provides for a pension payable upon retirement at age 65 in an amount calculated on the basis of the number of years of credited service and the individual's average salary during the five consecutive highest paid years in the ten year period immediately preceding the individual's retirement date. Covered compensation does not include deferred compensation or other incentive compensation. The Retirement Plan permits early retirement and deferred retirement under specified conditions.

     The above table shows the estimated annual benefits payable on retirement to eligible employees, including officers and directors, under the Retirement Plan as in effect on March 31, 1996. Amounts shown are based on the assumptions that the Retirement Plan remains in effect without change, and that the individual receives a straight life benefit with no reduction to allow for payment to a surviving spouse, as is permitted by the Retirement Plan.

     The above computation of benefits assumes continued employment to age 65 and covered compensation as described above. Amounts shown are before applicable federal and state income taxes payable by the recipient and are net of a portion of applicable Social Security benefits received. The portion of the benefits accrued as of September 30, 1980 is subject to annual cost-of-living adjustments.

     Current covered remuneration and credited years of service for purposes of the Retirement Plan and the Executive Pension Benefits Plan (the "Executive Pension Plan") for each executive officer named in the Summary Compensation Table are $1,650,400 and 35 years for Daniel J. Black, $1,650,400 and 44 years for Henry H. Hoyt, Jr., $782,700 and 32 years for Ralph Levine, $782,700 and 19 years for Paul A. Veteri and $707,000 and 17 years for Herbert Sosman. Amounts payable under the Retirement Plan may not exceed the limitation imposed by
Section 415 of the Internal Revenue Code (currently $120,000, but subject to periodic cost-of-living adjustments, or the individual's average covered compensation for his three highest paid years, whichever is less) and the amount of credited compensation which may be taken into account in the computation of pension benefits may not exceed the amount permitted under Section 401(a)(17) of the Code (currently $150,000, subject to cost-of-living adjustments). Amounts shown in the above table include benefits in excess of such limitations that are payable under the Executive Pension Plan described below.

     The Executive Pension Plan is an unfunded plan which provides for the payment of vested pension benefits, which would otherwise be payable under the Retirement Plan but for the limitations of Sections 415 and 401(a)(17) of the Code and the exclusion from covered compensation of amounts deferred under the Executive Savings Plan, and which mitigates the reduction in retirement benefits of corporate officers who elect early retirement. Corporate officers' covered compensation used in calculating Executive Pension Plan benefits includes accrued bonuses.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Mr. Black, Mr. Levine, Mr. Veteri and Mr. Sosman.

     Mr. Black's employment agreement, as amended from time to time, provides for his employment initially as President and Chief Operating Officer of the Company for a period commencing April 24, 1992 and continuing for a period of five (5) years from December 31st of any year in which the Board of Directors desires to terminate Mr. Black's agreement, and requires the Company to pay the premium on a $500,000 insurance policy on Mr. Black's life and certain federal, state and city income taxes on such premium amount. The employment agreement provides for the Company to use its best efforts to cause Mr. Black to be elected a director of the Company.

     Mr. Levine's employment agreement provides for his employment as Vice President, Secretary and General Counsel of the Company for a period commencing April 10, 1992 and terminating July 2, 2001. Mr. Veteri's employment agreement provides for his employment as Vice President, Finance of the Company for a period commencing April 10, 1992 and continuing for a period of five years from April 1st of any year in which the Board of Directors desires to terminate Mr. Veteri's agreement.

     Mr. Sosman's employment agreement provides for his employment as a Vice President of the Company and President of the Company's Wallace Laboratories Division for a five year period commencing October 31, 1987, which has been extended by the Company for an additional five year period.

     The cash compensation received by Mr. Black, Mr. Levine, Mr. Veteri and Mr. Sosman pursuant to their employment agreements is included in the amounts disclosed in the Summary Compensation Table.

COMPENSATION OF DIRECTORS

     Directors, other than those who are salaried employees of the Company, received an annual fee of $35,000 for serving on the Board of Directors and a fee of $500 for each meeting of the Audit Committee that they attended, but did not receive a fee for attendance at meetings of the Board of Directors or meetings of any committee other than the Audit Committee. Directors who are salaried employees of the Company received a fee of $250 for each meeting of the Board of Directors that they attended.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended March 31, 1996, the Compensation Committee of the Board of Directors of the Company consisted of Richard L. Cruess, M.D., Chairman, Herbert M. Rinaldi and David M. Baldwin. None of such persons was, during such fiscal year or formerly, an officer of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a Director of the Company. In addition, during the fiscal year ended March 31, 1996, no executive officer of the Company served as a director or a member of the compensation committee of another entity, one of whose executive officers served as a Director or on the Compensation Committee of the Company.

REPORT ON EXECUTIVE COMPENSATION

General

     The Company's Compensation Committee, consisting of Messrs. Baldwin, Cruess and Rinaldi, non-employee Directors of the Company, approves of all policies governing the compensation of, and the amounts of compensation for, the Company's Chief Executive Officer and its President and Chief Operating Officer. The form and amount of compensation of the Company's Chief Executive Officer and its President are then approved by the entire Board of Directors upon the recommendation of the Compensation Committee. The specific compensation of all other executive officers is recommended to the Board for its determination by the Company's Executive Committee. To that extent, this report of the Compensation Committee is also a report by the entire Board of Directors.

     The Company's compensation program for its executive officers consists of the following significant components: annually determined salary; annually determined bonus payments pursuant to the Company's Profit Sharing Plan; and periodic grants of restricted stock units and stock options. The elements of the Company's compensation are designed with different purposes in mind. Salary and bonus payments are primarily intended to compensate for current and past performance. The restricted stock units and stock options are awarded in an effort to provide a strong incentive for outstanding long term performance, and the restricted stock units are forfeitable generally if the executive holding the units leaves the Company prior to four years from the date on which the restricted stock units were awarded or if such executive is terminated for cause. The awards of restricted stock units and stock options are directly tied to the interests of the Company's shareholders inasmuch as the value of the awards will increase or decrease based upon the future price of the Company's stock and the option will be of value to the holder only if the future price of the Company's stock exceeds the price at which the option is exercisable.

     In determining the amount and the form of the executive compensation package for 1996, the Compensation Committee and the Board (hereinafter referred to as the "Committee") considered the Company's overall performance over a number of years rather than considering any single year. The Committee also considered the objectives the Company desires to achieve in the future as well as the challenges with which the Company would be confronted. Given this overall view, the Committee considered several specific factors. They included continued efforts to acquire and market new drugs, continued efforts to license the Company's products to others and continued efforts to upgrade the Company's management of its inventory and thus improve the Company's working capital and cash flow. However, in making the compensation determination, no specific weight was given to any one factor. Therefore, the compensation determination may be deemed to be subjective. The Company's Restricted Stock Plan was adopted in 1977. The Committee is of the view that it has been an effective long term incentive for the Company's officers. In 1995, however, additional grants were suspended under the plan. In December 1995, the Company adopted its 1996 Long-Term Incentive Plan (the "LTIP") under which certain key employees of the Company may be granted awards of restricted stock together with options to purchase the Company's Common Stock. Awards consist of a combination of (i) options to purchase Common Stock of the Company ("Options") and (ii) restricted stock and/or deferred stock. 80% of the shares of Common Stock covered by an award will be in the form of an Option and 20% will be in the form of restricted stock and/or deferred stock. The restricted stock and/or deferred stock will generally be forfeited if the employee leaves the employ of the Company within four years of the date of the award.

Chief Executive Officer Compensation

     The compensation of Henry H. Hoyt, Jr., the Company's Chief Executive Officer, in 1996 consisted of salary and bonus payments. In determining Mr. Hoyt's 1996 compensation, the Committee continued its practice of prior years and granted a merit increase in annual salary of 8%. The merit increase philosophy is to set consistent increases in compensation which will retain superior executives over a period of years, rather than have fluctuating increases varying with the annual performance of the Company.

     The Company believes it has had and continues to have an appropriate compensation program. Base salaries, adjusted in accordance with the Company's merit increase philosophy, together with short-term bonus orientation and emphasis on long-term equity-based incentives, constitute the crucial elements of the Company's compensation policy.

Tax Deduction Considerations

     Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits to $1 million the Company's deduction for compensation paid in any taxable year to the Company's Chief Executive Officer and the four other executive officers named in the Summary Compensation Table, subject to an exception for "performance-based compensation." While compensation paid by the Company to such individuals will be subject to this deduction limit, income realized from the exercise of a stock option granted under the LTIP will qualify as performance-based compensation and will be exempt from the limit. The Compensation Committee is aware that the LTIP is the only element of its compensation policy that currently qualifies for the performance-based exemption. Accordingly, to the extent that the other elements of the Company's compensation policy do not qualify, the Compensation Committee will consider the impact of Section 162(m) in setting future compensation policies.

     Submitted by the Company's Board of Directors:

Daniel J. Black                    Scott C. Hoyt
David M. Baldwin                   Ralph Levine
Richard L. Cruess, M.D.            Herbert M. Rinaldi
Henry H. Hoyt, Jr.                 Paul A. Veteri

PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total shareholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the Wilshire 5000 Index and (ii) a peer group of five companies within the Company's Standard Industry Codes (SIC) and with market capitalization similar to the Company.

     The Peer Group consists of the following companies: A.L. Pharma Inc., Block Drug Company, Inc., Ivax Corporation, Alberto-Culver Corporation and Del Laboratories. Helene Curtis Industries, Inc. and St. Ives Laboratories, which were included in the peer group last year, were acquired by other corporations during the past year. They are included in the Peer Group until the last day they were publicly traded.

     Measurement Period        Carter-Wal-                     Wilshire
   (Fiscal Year Covered)           lace        Peer Group        5000
1991                                  100.0          100.0          100.0
1992                                  156.1          131.5          110.6
1993                                  142.2          124.8          124.1
1994                                  108.4          101.7          124.5
1995                                   62.3          118.0          137.4
1996                                   86.5          121.3          177.8

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors will recommend at the Meeting that a resolution be adopted approving and ratifying the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP to audit the financial statements of the Company and its subsidiaries for the current fiscal year. If the stockholders do not approve and ratify the appointment of KPMG Peat Marwick LLP as independent auditors, the Board of Directors will consider the selection of another accounting firm. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting, to have an opportunity to make a statement if he desires to do so and to be available to answer any questions relating to their audit of the financial statements of the Company for the fiscal year ended March 31, 1996. The fees paid by the Company and its subsidiaries for auditing services to this firm were approximately $830,000 for the fiscal year ended March 31, 1996. See "BOARD OF DIRECTORS AND COMMITTEES" for information concerning the Company's Audit Committee.

     MANAGEMENT RECOMMENDS A VOTE "FOR" THIS RESOLUTION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

                             STOCKHOLDER PROPOSALS

1. STOCKHOLDER PROPOSAL WITH RESPECT TO CERTAIN ATTRIBUTES OF INDIVIDUALS TO BE DIRECTORS OF THE COMPANY

     Kenneth Steiner, 14 Stoner Avenue, Suite 2-M, Great Neck, New York 11021, who is the owner of record of 400 shares of Common Stock, has given notice that he intends to present the following resolution at the Meeting. The proposed resolution and supporting statement for which the Board of Directors and the Company accept no responsibility are as follows:

INDEPENDENT BOARD

     Whereas the board of directors is meant to be an independent body elected by shareholders charged by law and shareholders with the duty, authority and responsibility to formulate and direct corporate policies and is to be held to the highest standards of fiduciary care, duty and loyalty.

     Now therefore be it "resolved that the shareholders request that the Company's board of directors be comprised of a truly independent board, meaning that the majority of the board will be non-family members and individuals who do not currently work or consult with the Company, have been employed by the Company or have consulted with the Company in the past. This is meant to be applied only to nominees for directors at meetings subsequent to the 1996 annual meeting."

SUPPORTING STATEMENT

     I believe that shareholders will be better served when the majority of the board is truly independent. Such independent individuals hopefully will bring true objectivity to serious issues facing our company.

     As matters stand today the members of the board of directors are either family members, individuals who either are employed by, do work for, or have been employed by the Company in the past. There is an apparent conflict of interest each time matters concerning executive compensation policies, possible takeover offers and corporate governance issues arise. I am a founding member of the Investors Rights Association of America and I believe this is a matter that is urgent and must be presented to the shareholders for action.

     I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION.

     The affirmative vote of a majority of the votes present, in person or by proxy, at the Meeting is required to approve the above-described proposal. Abstentions and broker non-votes will have the same effect as a negative vote with respect to this matter.

                  BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

     The Board of Directors believes that this proposal would not serve the Company's best interests and recommends a vote AGAINST it.

     The Company has consistently sought to add to its Board of Directors eminently qualified individuals whom the Company believes would provide substantial benefit and guidance to the Company. However, the Company finds this shareholder proposal to be unduly restrictive and wholly inappropriate.

     The proposal seeks to impose "independence" requirements that are broad and arbitrary. To restrict the election of any individual who has been "employed by the company or [has] consulted with the company in the past" is excessively broad. An individual who has been previously employed or engaged by the Company will not necessarily lack the independence and "true objectivity" discussed by the proponent in the supporting statement. Similarly, it cannot be assumed that a director who is currently employed by or consults with the Company will not act with objectivity or in the best interest of the shareholders. Individuals who have a financial stake in the Company are often well suited to protect and advance the interests of all shareholders. If the Board of Directors were to adopt the narrow concept of "independence" set forth in this shareholder proposal, it would be precluded from seeking as directors many persons who, through past or present employment or consulting relationships with the Company, are often the most knowledgeable and familiar with the Company and its operations and are, thus, in the best position to further the interests of the Company and its shareholders.

     Furthermore, the proposal places limitations on the election of individuals who have familial ties with members of the Company's management even though such ties would not necessarily undermine a person's independence or objectivity.

     The Board feels that this proposal too narrowly defines the concept of "independence" as it applies to Directors. The Company believes that it would be imprudent to adopt and apply the criteria as set forth in the proposal without evaluating the substance of each relationship in question and the overall qualifications of a Board nominee. This proposal restricts rather than enhances the Company's ability to locate the most qualified individuals to serve as directors. Shareholders ultimately decide on the composition of the Board, and any shareholder who feels that a particular nominee is not qualified to serve as a director by reason of lack of independence or objectivity is free to vote as he or she deems best. The shareholder proposal, if implemented, would merely limit the freedom of choice presently enjoyed by the Company's shareholders.

     For all of the foregoing reasons, the Board of Directors recommends a vote AGAINST this Proposal.

     PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE RESOLUTION UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

2. STOCKHOLDER PROPOSAL WITH RESPECT TO CONSIDERING WAYS TO INCREASE SHAREHOLDER VALUE

     Daniel J. Meade, 243 Chestnut Hill Road, Wilton, Connecticut 06897, who is the owner of record of 70,000 shares of Common Stock, has given notice that he intends to present the following resolution at the Meeting. The proposed resolution and supporting statement for which the Board of Directors and the Company accept no responsibility are as follows:

INDEPENDENT STUDY OF WAYS TO INCREASE SHAREHOLDER VALUE

     Be it resolved that the Company's Board of Directors shall commission an independent study of ways for [the Company] to increase shareholder value. This study will be done in time for its conclusions to be presented to shareholders at the Company's fiscal 1997 annual meeting. Further, this study shall consider such questions and issues as:

     - Are shareholders better served by [the Company] remaining a publicly traded company or should the Company explore a merger or sale?

     - Should large parts of the Company's business, which produce little or no earnings, be sold?

SUPPORTING STATEMENT

     It is time for an impartial panel to consider if all shareholders would be best served by [the Company] continuing as a publicly traded company or if taking advantage of the robust merger and acquisition market that now exists would be appropriate. [The Company] has large parts of its business in two segments: consumer products and health care. Both of these sectors are dominated by companies that are much larger than [the Company] from a sales and earnings standpoint and spend considerably more on research, advertising and promotion than the Company does. The firm's past record in sales, earnings and dividend payments indicates that it has problems competing in the environment that it has faced and is facing.

     An independent assessment of the relative merits of a sale of the Company at this time versus the benefits shareholders could reasonably expect to derive from future operations as a publicly traded firm (following the strategy of the present management) should be the basis of selling or not selling [the Company]. Explaining the relative value of these two options would be helpful.

     The Company's deodorant and antiperspirant business is large, loses money and probably has a high private market value. An independent view of what should be done with this and possibly other parts of the Company's business would be in all shareholders' best interest.

     I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION.

     The affirmative vote of a majority of the votes present, in person or by proxy, at the Meeting is required to approve the above-described proposal. Abstentions and broker non-votes will have the same effect as a negative vote with respect to this matter.

                  BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

     The Board of Directors believes that this proposal would not serve the Company's best interests and recommends a vote AGAINST it.

     The Board of Directors believes that it would not be a worthwhile expenditure of the Company's funds to commission a study of the type proposed by Mr. Meade.

     The Board has a duty to act in the best interest of all shareholders. Maximizing shareholder value is most certainly an important component of that duty and the subject of shareholder values is considered often by the Board of Directors and management. The Board consists of individuals familiar with the Company's business and with the industries in which the Company operates. As they have amply and repeatedly demonstrated in the past, the members of the Board of Directors are fully capable of reaching the strategic decisions which are in the best interest of all shareholders.

     The Board of Directors periodically reviews from a strategic perspective the long term outlook for the Company. The prospects for the Company's current businesses are reviewed and business plans developed. The Company continually evaluates acquisition prospects as well as the benefits that may be derived from selling existing businesses and reinvesting the after-tax proceeds thereof in new businesses.

     The Board of Directors believes that the interest of shareholders is best served by causing the Company to be operated effectively and efficiently to generate increasing operating earnings. To that end, the Company continually develops plans and takes steps to achieve this goal.

     It is the focus on continual improvement in the Company's performance and diligent pursuit of the Company's long term plans that will maximize shareholder value, not the appointment of a third party to study the Company and its prospects, a subject with which the Board is knowledgeable.

     For all of the foregoing reasons, the Board of Directors recommends a vote AGAINST this Proposal.

     PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE RESOLUTION UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

3. STOCKHOLDER PROPOSAL WITH RESPECT TO CONSIDERING WAYS TO ENHANCE THE VALUE OF THE COMPANY

     William Steiner, 4 Radcliff Drive, Great Neck, New York 11024, who is the owner of record of 500 shares of Common Stock, has given notice that he intends to present the following resolution at the Meeting. The proposed resolution and supporting statement for which the Board of Directors and the Company accept no responsibility are as follows:

SALE OR MERGER COMPANY

     Resolved: that the shareholders of the Company recommend and deem it desirable and in their best interest that the board of directors immediately engage the services of a nationally recognized investment banker to explore all alternatives to enhance the value of the Company. These alternatives should include, but not be limited to, the possible sale, merger or other transaction involving the Company.

SUPPORTING STATEMENT

     In support of the above resolution, the proponent believes that in view of the unacceptable performance of the Company over the past five years, the deplorable stock price and, in my opinion, ineffective management, the board of directors should take immediate action to engage the services of an investment banker to explore all alternatives to enhance the value of the Company.

     I am the founder of the Investors Rights Association of America and it is my opinion that the value of this Company can be enhanced if the above resolution is carried out and the shareholders would at long last be able to salvage meaningful monetary rewards for their patience and long sufferings.

     I URGE YOUR SUPPORT. VOTE FOR THIS RESOLUTION.

     The affirmative vote of a majority of the votes present, in person or by proxy, at the Meeting is required to approve the above-described proposal. Abstentions and broker non-votes will have the same effect as a negative vote with respect to this matter.

                  BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

     The Board of Directors believes that this proposal would not serve the Company's best interests and recommends a vote AGAINST it.

     The Board of Directors believes that it would not be a worthwhile expenditure of the Company's funds to commission a study of the type proposed by Mr. Steiner.

     The Board has a duty to act in the best interest of all shareholders. Maximizing shareholder value is most certainly an important component of that duty and the subject of shareholder values is considered often by the Board of Directors and management. The Board consists of individuals familiar with the Company's business and with the industries in which the Company operates. As they have amply and repeatedly demonstrated in the past, the members of the Board of Directors are fully capable of reaching the strategic decisions which are in the best interest of all shareholders.

     The Board of Directors periodically reviews from a strategic perspective the long term outlook for the Company. The prospects for the Company's current businesses are reviewed and business plans developed. The Company continually evaluates acquisition prospects as well as the benefits that may be derived from selling existing businesses and reinvesting the after-tax proceeds thereof in new businesses.

     The Board of Directors believes that the interest of shareholders is best served by causing the Company to be operated effectively and efficiently to generate increasing operating earnings. To that end, the Company continually develops plans and takes steps to achieve this goal.

     It is the focus on continual improvement in the Company's performance and diligent pursuit of the Company's long term plans that will maximize shareholder value, not the appointment of a third party to study the Company and its prospects, a subject with which the Board is knowledgeable.

     For all of the foregoing reasons, the Board of Directors recommends a vote AGAINST this proposal.

     PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE RESOLUTION UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

4. STOCKHOLDER PROPOSAL TO DISCLOSE ALL POLITICAL CONTRIBUTIONS MADE BY THE COMPANY

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who is the owner of record of 100 shares of Common Stock, has given notice that she intends to present the following resolution at the Meeting. The proposed resolution and supporting statement for which the Board of Directors and the Company accept no responsibility are as follows:

DISCLOSURE OF POLITICAL CONTRIBUTIONS

     RESOLVED: "That the shareholders recommend that the Board direct management that within five days after approval by the shareholders of this proposal, the management shall publish in newspapers of general circulation in the cities of New York, Washington, D.C., Detroit, Chicago, San Francisco, Los Angeles, Dallas, Houston, and Miami, and in the Wall Street Journal and U.S.A. Today, a detailed statement of each contribution made by the Company, either directly or indirectly, within the immediately preceding fiscal year, in respect of a political campaign, political party, referendum or citizens' initiative, or attempts to influence legislation, specifying the date and amount of each such contribution, and the person or organization to whom the contribution was made. Subsequent to this initial disclosure, the management shall cause like data to be included in each succeeding report to shareholders. And if no such disbursements were made, to have that fact publicized in the same manner."

SUPPORTING STATEMENT

     REASONS: "This proposal, if adopted, would require the management to advise the shareholders how many corporate dollars are being spent for political purposes and to specify what political causes the management seeks to promote with those funds. It is therefore no more than a requirement that the shareholders be given a more detailed accounting of these special purpose expenditures than they now receive. These political contributions are made with dollars that belong to the shareholders as a group and they are entitled to know how they are being spent."

     "If you AGREE, please mark your proxy FOR this resolution."

                  BOARD OF DIRECTORS' STATEMENT IN OPPOSITION

     The Board of Directors believes that this proposal would not serve the Company's best interests and recommends a vote AGAINST it.

     Federal law prohibits campaign contributions by corporations and state law regulates and limits such contributions. Lobbying activities are also regulated at the Federal level and by many states. The Company complies with all applicable Federal and state laws and regulations relating to these matters, and makes such reports as are required by such laws and regulations. The aggregate amount spent by the Company in connection with any such activities is extremely small and such small amounts as are spent are related to matters affecting the Company's business. These amounts are so insignificant that the time and money the Company would have to spend in order to prepare the requested disclosure cannot be justified as a prudent use of corporate assets.

     For all of the foregoing reasons, the Board of Directors recommends a vote AGAINST this Proposal.

     PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE RESOLUTION UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

                                 OTHER BUSINESS

     It is not intended to present to the Meeting any business other than the election of directors and the proposals referred to above. The Board of Directors is not aware of any other matters which may be presented for action at the Meeting. If any other matters should be presented, the persons named as proxies will vote on such matters in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for presentation at the Company's 1997 Annual Meeting of Stockholders must be received in writing by the Secretary of the Company at the Company's executive offices, 1345 Avenue of the Americas, New York, New York 10105, not later than February 17, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy.

                                 MISCELLANEOUS

     The solicitation of proxies will be by mail and the cost will be borne by the Company. The Company will request banks, brokers and other nominees, custodians and fiduciaries to forward proxy material to beneficial owners and to seek authorization for the execution of proxies, and the Company will reimburse them for their expense in this connection.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1996 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE MADE AVAILABLE WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST ADDRESSED TO RALPH LEVINE, SECRETARY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, CARTER-WALLACE, INC., 1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                              RALPH LEVINE,
                                              Secretary
New York, New York
June 14, 1996

PROXY

                             CARTER-WALLACE, INC.

                ANNUAL MEETING OF STOCKHOLDERS, JULY 16, 1996
      HOTEL DUPONT, 11TH AND MARKET STREETS, WILMINGTON, DELAWARE 19801


         This Proxy is solicited on behalf of the Board of Directors


     The undersigned hereby appoints HENRY H. HOYT, JR. and DANIEL J. BLACK, and either of them, as proxies with full power of substitution, to represent and to vote all shares of Stock of Carter-Wallace, Inc. which the undersigned is entitled to vote at the annual Meeting of stockholders to be held on July 16, 1996, and all adjournments thereof, as designated on the reverse side of this Proxy.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     Shares represented by this Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR Proposals (1) and (2) and AGAINST Proposals (3), (4), (5) and (6).

                     (Continued and to be dated and signed on the reverse side)

Please mark boxes /// or /X/ in blue or black ink.

(1) Election of Directors:

/ / FOR, NOMINEES LISTED BELOW (EXCEPT AS STATED TO THE CONTRARY BELOW) / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

D.J. Black, D.M. Baldwin, R.L. Cruess, M.D., H.H. Hoyt, Jr. S.C. Hoyt, R. Levine, H.M. Rinaldi, P.A. Veteri

(INSTRUCTION: To withhold authority to vote for an individual nominee, write that nominee's name on the line below.)


- --------------------------------------------------------------------------------

(2) Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the current fiscal year.

      / / FOR                  / / AGAINST                  / / ABSTAIN


(3) Stockholder proposal relating to certain attributes of individuals to be directors of the Company.

      / / FOR                  / / AGAINST                  / / ABSTAIN

(4) Stockholder proposal relating to commissioning an independent study of ways to increase shareholder value.

      / / FOR                  / / AGAINST                  / / ABSTAIN


(5) Stockholder proposal relating to considering ways to enhance the value of the Company.

      / / FOR                  / / AGAINST                  / / ABSTAIN

(6) Stockholder proposal to require the Company to disclose all political contributions made by the Company.

      / / FOR                  / / AGAINST                  / / ABSTAIN

(Please sign exactly as name appears. If stock is registered in two names, both should sign.) Dated:_____________ , 1996

Signed:_______________________________________

______________________________________________

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

PROXY

                             CARTER-WALLACE, INC.

                ANNUAL MEETING OF STOCKHOLDERS, JULY 16, 1996
      HOTEL DUPONT, 11TH AND MARKET STREETS, WILMINGTON, DELAWARE 19801


         This Proxy is solicited on behalf of the Board of Directors


     The undersigned hereby appoints HENRY H. HOYT, JR. and DANIEL J. BLACK, and either of them, as proxies with full power of substitution, to represent and to vote all shares of Stock of Carter-Wallace, Inc. which the undersigned is entitled to vote at the annual Meeting of stockholders to be held on July 16, 1996, and all adjournments thereof, as designated on the reverse side of this Proxy.

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     Shares represented by this Proxy will be voted as specified. If no specification is made, this Proxy will be voted FOR Proposals (1) and (2) and AGAINST Proposals (3), (4), (5) and (6).

                     (Continued and to be dated and signed on the reverse side)


                                          Carter-Wallace, Inc.
                                          P.O. Box 11068
                                          New York, N.Y. 10203-0068

              /     /

(1) Election of Directors:

FOR NOMINEES LISTED BELOW  / /

WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW / /

EXCEPTIONS / /

D.J. Black, D.M. Baldwin, R.L. Cruess, M.D., H.H. Hoyt, Jr. S.C. Hoyt, R. Levine, H.M. Rinaldi, P.A. Veteri

(INSTRUCTION: To withhold authority to vote for an individual nominee, mark the exceptions box and write that nominee's name on the line below.)


- --------------------------------------------------------------------------------

(2) Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the current fiscal year.

      / / FOR                  / / AGAINST                  / / ABSTAIN


(3) Stockholder proposal relating to certain attributes of individuals to be directors of the Company.

      / / FOR                  / / AGAINST                  / / ABSTAIN

(4) Stockholder proposal relating to commissioning an independent study of ways to increase shareholder value.

      / / FOR                  / / AGAINST                  / / ABSTAIN


(5) Stockholder proposal relating to considering ways to enhance the value of the Company.

      / / FOR                  / / AGAINST                  / / ABSTAIN

(6) Stockholder proposal to require the Company to disclose all political contributions made by the Company.

      / / FOR                  / / AGAINST                  / / ABSTAIN

(Please sign exactly as name appears. If stock is registered in two names, both should sign.)

Dated:_____________ , 1996

Signed:_______________________________________

______________________________________________


Votes MUST be indicated (X) in Black or Blue ink. /X/

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.